As filed with the Securities and Exchange Commission on August 25, 2022
Registration No. 333-
______________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 __________________________________________
American Equity Investment Life Holding Company
(Exact name of registrant as specified in its charter)
__________________________________________

Iowa	42-1447959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6000 Westown Parkway
West Des Moines, Iowa 50266
(515) 221-0002
 (Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)
__________________________________________

Anant Bhalla
Chief Executive Officer and President
6000 Westown Parkway
West Des Moines, Iowa 50266
(515) 221-0002 (Name, address, including zip code, and telephone number, including area code, of agent for service)

 __________________________________________
Copies to:

Matthew E. Kaplan Esq. Eric T. Juergens Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

American Equity Investment Life Holding Company
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Purchase Units

 ___________________________________________________________

        We may offer, issue and sell, together or separately, from time to time:
•debt securities, which may be senior debt securities or subordinated debt securities;
•shares of our preferred stock;
•shares of our common stock;
•depositary shares representing an interest in our preferred stock;
•warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;
•purchase contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock, debt securities or other securities at a future date or dates; and
•purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase our common stock or other securities under the purchase contracts.
        We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus at the time of offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in such documents, carefully before you make your investment decision.
        We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" on page 21 of this prospectus.
        Our common stock is listed on the New York Stock Exchange under the trading symbol "AEL." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See "Risk Factors" on page 3.
        None of the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance or any other regulatory body has approved or disapproved of any of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 25, 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of an "automatic shelf" registration statement that we filed with the SEC as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act”. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that we sell securities, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered and the manner in which they will be offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We urge you to read both this prospectus and any applicable prospectus supplement and any other applicable offering material (including any free writing prospectus) prepared by or on behalf of the company for a specific offering of securities, together with the additional information described under the heading "Where You Can Find More Information" on page 23 of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
All references to "we," "us," "our," the "company" or "American Equity" in this prospectus are to American Equity Investment Life Holding Company and its consolidated subsidiaries unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS
This prospectus, the information incorporated by reference into this prospectus, any prospectus supplement or free writing prospectus and statements made by our representatives from time to time may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may relate to markets for our products, trends in our operations or financial results, strategic alternatives, future operations, strategies, plans, partnerships, investments, share buybacks and other financial developments and are subject to assumptions, risks and uncertainties. Statements such as “guidance”, “expect”, “anticipate”, “strong”, “believe”, “intend”, “goal”, “objective”, “target”, “position”, “potential”, “will”, “may”, “would”, “should”, “can”, “deliver”, “accelerate”, “enable”, “estimate”, “projects”, “outlook”, “opportunity” or similar words, as well as specific projections of future events or results, qualify as forward-looking statements. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Company. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements include, among other things:
•results differing from assumptions, estimates, and models;
•interest rate condition changes;
•investments losses or failures to grow as quickly as expected due to market, credit, liquidity, concentration, default, and other risks;
•option costs increases;
•counterparty credit risks;
•third-party service-providers’ failures to perform or to comply with legal or regulatory requirements;
•poor attraction and retention of customers or distributors due to competitors’ greater resources, broader array of products, and higher ratings;
•information technology and communication systems failures or security breaches;
•credit or financial strength downgrades;
•inability to raise additional capital to support our business and sustain our growth on favorable terms;
•U.S. and global capital market and economic deterioration due to major public health issues, including the COVID-19 pandemic, political or social developments, or otherwise;
•failure to authorize and pay dividends on our preferred stock;
•subsidiaries’ inability to pay dividends or make other payments to us;
•failure at reinsurance, investment management, or third-party capital arrangements;
•failure to prevent excessive risk-taking;
•failure of policies and procedures to protect from operational risks;
•increased litigation, regulatory examinations, and tax audits;
•changes to laws, regulations, accounting, and benchmarking standards;
•takeover or combination delays or deterrence by laws, corporate governance documents, or change-in-control agreements;
•effects of climate changes, or responses to it; and
•failure of efforts to meet environmental, social, and governance standards and to enhance sustainability.
You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
We are a leader in the development and sale of fixed index and fixed rate annuity products. We were incorporated in the state of Iowa on December 15, 1995. We issue fixed annuity products through our wholly-owned life insurance subsidiaries, American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company. We have one business segment which represents our core business comprised of the sale of fixed index and fixed rate annuities. We are licensed to sell our products in 50 states and the District of Columbia.
Our executive offices are located at 6000 Westown Parkway, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our website address is www.american-equity.com. Information contained on our website is not incorporated by reference in and does not constitute a part of this prospectus.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any applicable prospectus supplement or other applicable offering materials, you should carefully consider the risk factors described in the section entitled "Risk Factors" in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference herein, before making an investment decision. For more information, see the section entitled "Where You Can Find More Information" on page 23 of this prospectus. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, purchase contracts and purchase units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus, together with the applicable prospectus supplements, will describe the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time in one or more series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the "indentures." Unless the applicable prospectus supplement states otherwise, the trustee under the indentures will be U.S. Bank National Association. The trustee will be a financial institution that is not affiliated with us.
The indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms. Accordingly, we strongly encourage you to refer to the indentures and the debt securities for a complete understanding of the terms and conditions applicable to the indentures and the debt securities. You should read this description of the debt securities and the indentures and the prospectus supplement relating to the applicable series of debt securities before you buy any debt securities.
General
The debt securities will be our unsecured senior or subordinated obligations. The term "senior" is generally used to describe debt obligations which entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of "subordinated" debt. Events which can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior indebtedness.
We may issue the senior debt securities, pursuant to the senior indenture, in one or more series. All series of senior debt securities issued under the senior indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.
The senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior indenture.
Additionally, the senior indebtedness issued pursuant to the senior indenture will rank junior and be structurally subordinate to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary's creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

The debt securities issued under the subordinated indenture will be subordinate in right of payment in respect of principal of (and premium, if any) and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption "Subordination."
The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt.
We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•the title of debt securities and whether they are subordinated debt securities or senior debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the price or prices at which we will sell the debt securities;
•the maturity date or dates of the debt securities;
•the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;
•if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
•our obligation, if any, to redeem, repay or purchase debt securities pursuant to any sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest on the debt securities, if not United States dollars;
•provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•any additions to the events of default or our covenants with respect to the applicable series of debt securities;
•the manner in which we may evidence any election to defease the debt securities, if other than by resolution of our board of directors;
•whether the debt securities will be convertible into other securities or property and, if so, the terms and conditions upon which the holders may convert or exchange such debt securities into other securities or property;
•whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•the depositary for global or certificated debt securities;
•any special tax implications of the debt securities;
•any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and
•any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented, and any other terms which may be required by or advisable under applicable laws or regulations.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Subordination
Subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness.
Under the subordinated indenture, "senior indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:
•the principal of (and premium, if any) and interest in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;
•all our capital lease obligations;
•all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);
•all our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;
•all our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;
•all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
•all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours whether or not such obligation is assumed by us.
Senior indebtedness does not include:
•indebtedness or monetary obligations to trade creditors created or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services;
•indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and
•any indebtedness of the company to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of the company in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
In the event of, and during the continuation of, any default by us in the payment of principal, premium, if any, interest or any other payment due on any of our senior indebtedness, or in the event that the maturity of any of our senior indebtedness has been accelerated because of a default, then no payment will be made by us with respect to the principal (including redemption and sinking fund payments) of (or premium, if any) or interest on the subordinated debt securities.
In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of the subordinated debt securities will be entitled to receive any payment of principal of (and premium, if any) or interest on the subordinated debt securities.
In addition, if any of the following events occurs, we will pay in full all senior indebtedness before we make any payment on account of the principal of (and premium, if any) or interest on the subordinated debt securities to any holder of subordinated debt securities:
•any dissolution or winding-up or liquidation or reorganization of the company, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;
•any general assignment by us for the benefit of creditors; or
•any other marshaling of our assets or liabilities.
In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.
The subordinated indenture does not limit the amount of senior indebtedness that we can incur.
Restrictive Covenant
The following restrictive covenant shall apply to each series of senior debt securities:
Limitations on Dispositions of Stock of Certain Subsidiaries.  So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:
•American Equity Investment Life Insurance Company;
•American Equity Investment Life Insurance Company of New York;
•any successor to substantially all of the business of American Equity Investment Life Insurance Company or American Equity Investment Life Insurance Company of New York which is also a subsidiary of the company; or
•any corporation (other than us) having direct or indirect control of American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York or any such successor.
Except for, in each case:
•a sale or other disposition of any of such stock to a direct or indirect wholly-owned subsidiary of the company;
•a sale or other disposition of shares which are "directors' qualifying shares";
•a sale or other disposition of such stock for at least fair value (as determined by our board of directors acting in good faith); or

•a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.
Consolidation, Merger, Sale of Assets and Other Transactions
We may not (i) merge with or into or consolidate with any corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any corporation other than a direct or indirect wholly-owned subsidiary of the company, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of the company, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:
•we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all the obligations of the company under the debt securities and the indentures;
•immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and
•we deliver to the trustee an officer's certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.
Events of Default, Notice and Waiver
The following shall constitute "events of default" under the indentures with respect to each series of debt securities:
•our failure to pay any interest on any debt security of such series when due and payable, continuing for 30 days;
•our failure to pay the principal of (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or any payment required by any sinking fund established with respect to such series;
•our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;
•the occurrence of certain defaults with respect to our debt (other than the debt securities or non-recourse debt) that results in acceleration of the maturity of a principal amount in excess of $50,000,000, and the acceleration of the maturity of such debt is not rescinded or annulled or such debt is not discharged within 15 days after we receive notice of such event of default; and
•certain events of bankruptcy, insolvency or reorganization of the company.
If an event of default with respect to any debt securities of any series outstanding under either of the indentures occurs and is continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in aggregate principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.
The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) the holder or holders have offered the trustee reasonable indemnity for its costs, expenses and liabilities, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) the holders of a majority in principal amount of the outstanding debt securities of each affected series did not direct the trustee to refrain from instituting the action.
We are required to furnish annually to the trustee statements either stating that no default exists or specifying any default that does exist.
Discharge, Defeasance and Covenant Defeasance
We may discharge or defease our obligations under each indenture as set forth below. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the indenture relating to the debt securities.
We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or U.S. government obligations (as defined in either indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity or upon redemption, the principal of (and premium, if any) and interest on such debt securities.
We may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the irrevocable deposit with the relevant indenture trustee, in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers' certificate to the effect that the relevant securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.
We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.
Modification and Waiver
We are restricted in our ability to modify the indentures. However, we may in certain circumstances modify the indentures either before or after the debt securities are issued. The following is a summary of the applicable provisions under the indentures.
With the Consent of Securityholders.    We and the applicable trustee may modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture.
However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:
•extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;
•reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;
•change the currency in which any debt security or any premium or interest is payable;
•impair the right to enforce any payment on or with respect to any debt security;
•adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);
•reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;
•reduce the requirements contained in the indentures for quorum or voting; or
•modify any of the above provisions.
The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.
Without the Consent of Securityholders.    In addition, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders for one or more of the following purposes:
•to cure any ambiguity, defect, or inconsistency in the indentures, in any supplemental indenture or in the debt securities issued under the indentures;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to add to the covenants of the company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us under the indentures;
•to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indentures;
•to make any change that does not adversely affect the rights of any securityholder in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of the indentures or any series of debt securities or to add to the rights of the holders of any series of debt securities;

•to add any additional events of default for the benefit of the holders of all or any series of debt securities;
•to secure the debt securities;
•to evidence and provide for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or
•to evidence the succession of another corporation to us, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligation of the company under the indentures.
Payment and Paying Agents
Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
Principal of (and premium, if any) and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
We may act as our own paying agent or appoint one or more paying agents for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for the payment of the principal, interest or premium, if any, on any debt security which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.
Denominations, Registrations and Transfer
Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:
•DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or
•we determine, in our sole discretion, that the global security shall be exchangeable.
If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the offices of an agent appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Governing Law
The indentures and debt securities are deemed contracts made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

Relationship with the Trustees
The trustee under the indentures is U.S. Bank National Association. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the indentures.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK
The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Iowa Business Corporation Act (the “IBCA”), our articles of incorporation, as amended (our "amended articles of incorporation"), and our amended and restated bylaws (our “bylaws”)
 Our authorized capital stock consists of 200,032,000 shares, of which 200,000,000 shares are common stock, par value $1 per share, and 32,000 shares are preferred stock, par value $1 per share. As of August 9, 2022, we had issued and outstanding 87,518,978 shares of common stock, 28,000 shares of preferred stock, options to purchase 1,836,426 shares of common stock at a weighted average exercise price of $28.24 per share and 1,380,003 restricted stock units, which are settled in shares of common stock. As of August 9, 2022, 1,302,992 shares of common stock were available for future grants of equity awards.
Common Stock
Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders. Except as otherwise provided in our amended articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to be voted in the election at a meeting at which a quorum is present. Cumulative voting for the election of directors is not permitted. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless our amended articles of incorporation or the IBCA require a greater number of affirmative votes. Subject to the rights of holders of preferred stock, holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors. Holders of our common stock are entitled to share ratably in all of our assets available for distribution upon our liquidation, dissolution or winding up. Holders of our common stock have no preemptive, conversion, redemption or subscription rights.
In 2021 and 2020, we paid an annual cash dividend of $0.34 and $0.32, respectively, per share on our common stock. We intend to continue to pay an annual cash dividend on such shares so long as we have sufficient capital and/or future earnings to do so. However, we anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.
Since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries' ability to make distributions of cash or property to us. Financial covenants under our existing or future loan agreements and reinsurance agreements, or provisions of the laws of the states where we or our subsidiaries are organized, may limit our subsidiaries' ability to make sufficient distributions to us to permit us to pay cash dividends on our common stock.
As of August 9, 2022, there were approximately 34,324 holders of our common stock.
Preferred Stock
We are authorized to issue up to 2,000,000 shares of preferred stock. Our amended articles of incorporation authorize our board, without any further shareholder action or approval, to issue these shares from time to time in one or more series with such rights and preferences as may be determined by our board of directors. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

Indemnification of Directors and Executive Officers and Limitation of Liability
Section 490.202 of the IBCA permits a corporation to include provisions in its articles of incorporation (1) eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (i) the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) an unlawful distribution made to shareholders; and (iv) an intentional violation of criminal law, and (2) permitting or making obligatory the indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except liability for (i) the receipt of a financial benefit to which the director is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) an unlawful distribution made to shareholders, or (iv) an intentional violation of criminal law.
Consistent with the above authorizations granted under the IBCA, our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for:
•the amount of a financial benefit received by a director to which the director is not entitled;
•an intentional infliction of harm on us or our shareholders;
•an unlawful distribution made to our shareholders; and
•an intentional violation of criminal law.
Our amended articles of incorporation also provide that each individual who was or is a director of the company who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director of the company, or was or is serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by the company to the fullest extent permitted by applicable law, except liability for:
•the amount of a financial benefit received by a director to which the director is not entitled;
•an intentional infliction of harm on the company or its shareholders;
•an unlawful distribution made to shareholders; and
•an intentional violation of criminal law.
Our bylaws also provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil or criminal action or proceeding by reason of the fact that such person was or is a director of the company or was or is serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by us to the fullest extent permitted by Iowa law. This right to indemnification shall also include the right to have paid directly by us the expenses reasonably incurred by a director in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Iowa law. This right to indemnification shall be a contract right. We may, by action of our board of directors, provide indemnification to our officers, employees and agents to the extent the board of directors determines to be appropriate and authorized by Iowa law.
Selected Amended Articles of Incorporation and Bylaws Provisions
Our amended articles of incorporation and bylaws include provisions that may have the effect of delaying, deferring or preventing (a) a change in control of the company or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.
Classified Board of Directors.    Our amended articles of incorporation provide for our board of directors to be divided into three classes of directors serving staggered, three-year terms. The classification of the board of directors has the effect of requiring at least two annual shareholder meetings to replace a majority of the members of the board of directors.
Notice Procedures.    Our bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of our shareholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended articles of incorporation and bylaws.

Shareholder Meetings.    Our bylaws provide that special meetings may be called only by the board of directors or shareholders owning at least 50% of all the votes entitled to be cast on any issue proposed at the special meeting.
Authorized but Unissued or Undesignated Capital Stock.    Our amended articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors' authority could (a) decrease the amount of earnings and assets available for distribution to holders of common stock, (b) adversely affect the rights and powers, including voting rights, of such holders and (c) have the effect of delaying, deferring or preventing a change in control of the company. The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law or the rules of any exchange on which the securities are then traded.
Iowa Takeover Statute
We are subject to Section 490.1110 of the IBCA which prohibits any "business combination" transaction between an Iowa corporation and any "interested shareholder" for a period of three years after the time that such shareholder became an interested shareholder, unless:
•the board of directors approves, prior to such time, either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;
•upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by the directors, officers or certain employee stock plans; or
•at or subsequent to the time the shareholder became an interested shareholder, the business combination is approved by the board of directors and authorized at a shareholders' meeting by the affirmative vote of at least two-thirds of the outstanding shares of the corporation's voting stock other than shares owned by the interested shareholder.
Section 490.1110 defines "business combination" to include:
•any merger or consolidation involving the corporation and any interested shareholder;
•any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;
•any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or
•any other transaction resulting in a financial benefit to the interested shareholder under Iowa law.
In general, an "interested shareholder" is any person beneficially owning 10% or more of the outstanding voting stock of the corporation and any person affiliated or associated with or controlled by such person. "Person" means any individual, corporation, partnership, unincorporated association or other entity.
Other Iowa Statutory Provisions
Section 490.1108A of the IBCA provides that our directors, when considering acquisition proposals and determining what is in our best interest, may consider, in addition to the effects of any action on shareholders, the effects of such action on our employees, suppliers, creditors, customers and the communities in which we operate, as well as the long-term and short-term interests of us and our shareholders. Consideration of any or all of these community interest factors is not a violation of the business judgment rule or our directors’ duties, even if our directors reasonably determine that effects on a community interest factor or factors outweigh the financial or other benefits to us or a shareholder or group of shareholders.
Section 490.624 of the IBCA includes authorization of "poison pills" which include, without limitation, terms and conditions of stock rights, options or warrants issued by a corporation that preclude or limit the exercise, transfer or receipt of such rights, options or warrants by persons owning or offering to acquire a specified number or percentage of a corporation's outstanding shares or that invalidate or void such stock rights, options or warrants held by any such person.
The provisions of state law that we describe above could have the effect of delaying, deferring or preventing a change in control of the company if our board of directors determines that a change of control is not in our best interests or those of our shareholders or other constituencies. In addition, the regulatory restrictions on the acquisition of our securities may also deter attempts to effect, or prevent the consummation of, a change in control of the company.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES
General Terms
We may elect to offer depositary shares representing fractional interests in preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the SEC at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of the applicable series of depositary shares described in the applicable prospectus supplement.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the preferred stock to record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares that they own.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to such record holders.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of preferred stock payable in relation to the redeemed series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the preferred stock if it does not receive specific instructions from the holder of depositary shares representing the preferred stock.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement will automatically terminate if:
•all outstanding depositary shares have been redeemed,
•each share of preferred stock has been converted into other preference shares or has been exchanged for debt securities, or
•there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by holders of depositary shares and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.
Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement.
Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with the holders of the warrants. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.
The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines the rights of a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. This summary is subject to and qualified by reference to the description of the particular terms of your series of warrants described in the applicable prospectus supplement.
Debt Warrants
We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:
•the title of the debt warrants;
•the debt securities for which the debt warrants are exercisable;
•the aggregate number of the debt warrants;
•the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;
•the procedures and conditions relating to the exercise of the debt warrants;
•the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;
•the date, if any, on and after which the debt warrants and the related securities will be separately transferable;
•the date on which the right to exercise the debt warrants commences, and the date on which the right will expire;
•the maximum or minimum number of the debt warrants that may be exercised at any time;
•whether the debt warrants are issued in registered or bearer form;
•information with respect to book entry procedures, if any;
•if applicable, a discussion of material United States federal income tax considerations;
•any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants; and
•the terms of the securities that may be purchased upon exercise of the debt warrants.
We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing debt warrants will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.
Other Warrants
We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:
•the title of the warrants;
•the securities, which may include preferred stock or common stock, for which the warrants may be exercised;
•the aggregate number of the warrants;

•the number of securities that may be purchased upon exercise of each warrant, and the price or prices at which we will issue the warrants;
•the procedures and conditions relating to the exercise of the warrants;
•the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;
•the date, if any, on and after which the warrants and the related securities will be separately transferable;
•the date on which the right to exercise the warrants commences and the date on which the right will expire;
•the maximum or minimum number of warrants that may be exercised at any time;
•if applicable, a discussion of material United States federal income tax considerations; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing warrants will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise, the holder of warrants will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.
Exercise of Warrants
We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that may be purchased for cash upon exercise of a warrant, and the exercise price. Warrants may be exercised as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.
We will forward the securities purchasable upon the exercise of the warrants as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.
Enforcement
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit enforce, and may substitute and maintain any suit, action, or proceeding against us to enforce these rights to exercise and receive the securities purchasable upon exchange of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock, debt securities or other securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase or sell the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the purchase contracts or purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the purchase contracts, and, if applicable, collateral or depositary arrangements relating to the purchase contracts or purchase units, which will be filed with the SEC each time we issue purchase contracts or purchase units. If any particular terms of the purchase contracts or purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. Neither we nor the trustee has any responsibility or liability for any act or omission of DTC.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detailed information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at negotiated prices; or
•at prices determined in any other lawful manner.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act of 1933. In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Debevoise & Plimpton LLP, New York, New York, and Mark Schuman, Vice President, Associate General Counsel and Assistant Secretary of American Equity Investment Life Holding Company, will provide opinions regarding the validity of the securities. Mr. Schuman is a full-time employee of our company. Mr. Schuman owns shares of our common stock as a participant in various employee benefit plans, and holds shares of restricted stock units. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements and financial statement schedules of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2021, and for the year ended December 31, 2021, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements and financial statement schedules of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2020, and for each of the two years ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in the prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are accessible through the Internet at www.sec.gov.
The SEC allows us to "incorporate by reference" the information we file with them, which means that (i) we can disclose important information to you by referring you to such information in documents we have filed with the SEC and (ii) such information is considered part of this prospectus. The following documents are incorporated by reference into this prospectus (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in any accompanying prospectus supplement):
•Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on March 1, 2022;
•Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 filed on May 9, 2022, and June 30, 2020 filed on August 9, 2022;
•Current Reports on Form 8-K filed on January 3, 2022, February 17, 2022, February 23, 2022, June 14, 2022, July 7, 2022, and July 11, 2022;
•The description of the common stock which is contained in our registration statement on Form 8-A filed on November 26, 2003 (Commission File No. 001-31911) under the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description; and
•The sections of our Definitive Proxy Statement on Schedule 14A for the 2022 annual meeting of shareholders incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing that is incorporated or deemed incorporated by reference into this prospectus will be deemed to be a part of this prospectus, commencing on the date of such filing. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, at no cost to the requestor, upon written or oral request. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:
American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, Iowa 50266
Attention: Treasurer
Telephone: (515) 221-0002
These documents can also be requested through, and are available in, the Investor Relations section of our website, which is located at https://ir.american-equity.com/. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by American Equity Investment Life Holding Company in connection with the offer and sale of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$	*
Trustees' and Transfer Agents' Fees and Expenses	$	**
Printing and Engraving Fees and Expenses	$	**
Rating Agencies' and Listing Fees	$	**
Legal Fees and Expenses	$	**
Accounting Fees and Expenses	$	**
Miscellaneous	$	**

Total	$	**

*
The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933.
**
Not presently known.

Item 15. Indemnification of Directors and Officers.
    Section 490.202 of the Iowa Business Corporation Act (the "IBCA") provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, provided that the provision does not eliminate or limit the liability of a director for: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) an unlawful distribution made to shareholders; or (4) an intentional violation of criminal law. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, subject to specified standards being met and subject to certain exclusions. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.
Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if the director meets certain conditions.
Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation's articles of incorporation, the bylaws, a resolution of the board of directors or contract, subject to certain exclusions. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act or omission solely as an officer.

Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) an unlawful distribution made to our shareholders; and (4) an intentional violation of criminal law. Our amended articles of incorporation also provide that each of our current and former directors who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director of the company or was or is serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, except liability for: (1) a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on us or our shareholders; (3) an unlawful distribution made to our shareholders; and (4) an intentional violation of criminal law. In addition to such indemnification, any such director and any officer are entitled to have any expenses reasonably incurred in defending any such proceeding in advance of its final disposition paid directly by us to the fullest extent permitted by applicable law.
Our bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our amended articles of incorporation. Our bylaws also provide for advances of expenses to our directors and officers on the same terms as provided in our amended articles of incorporation. The indemnification provisions of our bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our amended articles of incorporation or any agreement, vote of shareholders or disinterested directors or otherwise.
As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 16. Exhibits.
Note Regarding Reliance on Statements in Our Contracts and Other Exhibits: We include agreements and other exhibits to this registration statement on Form S-3, to provide information regarding their terms and not to provide any other factual or disclosure information about us, our subsidiaries or affiliates, or the other parties to the agreements, or for any other purpose. The agreements and other exhibits contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement or other arrangement and (i) should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) have in many cases been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a way that is different from what may be viewed as material to investors; and (iv) were made only as of the date of the applicable agreement or other exhibit, or such other date or dates as may be specified in the document and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.
The following is a list of all exhibits filed as a part of this registration statement on Form S-3:

Exhibit No.	Description
1.1*	Form(s) of Underwriting Agreement.
3.1
Articles of Incorporation, including Articles of Amendment (Incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form 10, filed on July 22, 1999, File No. 000-25985)

3.2	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to Form 10-Q for the period ended June 30, 2000 filed on August 14, 2000, File No. 000-25985)
3.3
Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed on October 20, 2003, File No. 333-108794)

3.4	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-3 filed on January 15, 2008, File No. 333-148681)
3.5	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.5 to Form 10-Q for the period ended June 30, 2011 filed on August 5, 2011, File No. 001-31911)
3.6	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to Form 8-A12B filed on November 20, 2019, File No. 001-31911)
3.7	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.7 to Form 8-A12B filed on June 16, 2020, File No. 001-31911)
3.8	Third Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 2, 2008, File No. 001-31911)
4.1
Senior Amended and Restated Indenture, dated as of April 22, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to Amendment No.1 to Form S-3 filed on April 22, 2004)

4.2
Subordinated Amended and Restated Indenture, dated as of April 22, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Form S-3 filed on April 22, 2004)

4.3*	The form of any Senior Note with respect to each particular series of Senior Notes issued hereunder
4.4*	The form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder
4.5
Form of Certificate for the common stock of American Equity Investment Life Holding Company, par value $1 per share (Incorporated by reference to Exhibit 4.11 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-108794), filed on November 12, 2003)

4.6*	Form of certificate representing shares of American Equity Investment Life Holding Company preferred stock
4.7
Deposit Agreement, dated November 21, 2019, among American Equity Investment Life Holding Company, Computershare Inc. and Computershare Trust Company, N.A., collectively, as depositary, Computershare Inc., as registrar and transfer agent, and the holders from time to time of the depositary receipts (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on November 21, 2019)

4.8	Form of Depository Receipt (included in Exhibit 4.7)
4.9
Deposit Agreement, dated as of June 17, 2020, among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively, as Depositary, the other parties thereto and the holders from time to time of depositary receipts issued thereunder (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on June 17, 2020)

4.10	Form of Depository Receipt (included in Exhibit 4.9)

Exhibit No.	Description
4.11*	Form of Warrant Agreement, including form of Warrant
4.12*	Form of Purchase Contract, including form of Purchase Contract Certificate
4.13*	Form of Purchase Unit Agreement, including form of Purchase Unit Certificate
5.1	Opinion of Mark A. Schuman, Vice President, Associate General Counsel and Assistant Secretary of American Equity Investment Life Holding Company
5.2	Opinion of Debevoise & Plimpton LLP
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of KPMG LLP, independent registered public accounting firm
23.3	Consent of Mark A. Schuman, Vice President, Associate General Counsel and Assistant Secretary of American Equity Investment Life Holding Company (included in Exhibit 5.1)
23.4	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (contained on signature pages hereto)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Senior Indenture
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Subordinated Indenture
107*	Filing Fee Table

* To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.     Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on August 25, 2022.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
By:	/s/ ANANT BHALLA Anant Bhalla, Chief Executive Officer & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phyllis J. Zanghi, Axel André, and Mark A. Schuman, and each of them, and each of their successors as Chief Legal Officer, Chief Financial Officer, and Vice President and Associate General Counsel, Securities and Governance of American Equity Investment Life Holding Company, and each of them as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (Capacity)	Date
/s/ ANANT BHALLA	Chief Executive Officer, President and Director	August 25, 2022
Anant Bhalla	(Principal Executive Officer)

/s/ AXEL ANDRÉ	Executive Vice President and Chief Financial Officer	August 25, 2022
Axel André	(Principal Financial Officer)

/s/ DEWAYNE LUMMUS	Senior Vice President and Chief Accounting Officer	August 25, 2022
Dewayne Lummus	(Principal Accounting Officer)

/s/ DAVID S. MULCAHY	Non-Executive Chairman and Director	August 25, 2022
David S. Mulcahy

/s/ JOYCE A. CHAPMAN	Director	August 25, 2022
Joyce A. Chapman

/s/ BRENDA J. CUSHING	Director	August 25, 2022
Brenda J. Cushing

/s/ DOUGLAS T. HEALY	Director	August 25, 2022
Douglas T. Healy

/s/ ROBERT L. HOWE	Director	August 25, 2022
Robert L. Howe

/s/ WILLIAM R. KUNKEL	Director	August 25, 2022
William R. Kunkel

/s/ ALAN D. MATULA	Director	August 25, 2022
Alan D. Matula

/s/ GERARD D. NEUGENT	Director	August 25, 2022
Gerard D. Neugent

/s/ SACHIN SHAH	Director	August 25, 2022
Sachin Shah